UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC  20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date  of  Report  (Date  of  earliest  event  reported):  AUGUST  5,  2004


                            ORBIT INTERNATIONAL CORP.
             (Exact name of registrant as specified in its charter)




             DELAWARE                   0-3936            11-1826363
 (State  or  other  jurisdiction     (Commission       (IRS  Employer
        of  incorporation)            File  Number)   Identification  No.)


                    80  CABOT  COURT
                HAUPPAUGE,  NEW  YORK                     11788
     (Address  of  principal  executive  offices)     (Zip  Code)


Registrant's  telephone  number,  including  area  code:  631-435-8300


                           NOT APPLICABLE
                            --------------
          (Former name or former address, if changed since last report)

ITEM  12.  RESULTS  OF  OPERATIONS  AND  FINANCIAL  CONDITION.

     On August 5, 2004, Orbit International Corp. ("Orbit") issued a press release announcing its operating results for its second-quarter and six-months ended June 30, 2004. The press release contains a non-GAAP disclosure that management feels provides useful information in understanding the impact of certain non-cash items to Orbit's financial statements. Orbit's press release is hereby furnished as follows:



CONTACT                              FOR  IMMEDIATE  RELEASE
-------                              -----------------------
Mitchell  Binder
631-435-8300


                        ORBIT INTERNATIONAL CORP. REPORTS
                              SECOND QUARTER RESULTS

       Backlog Up 18% Over Prior Year; Company Expects Strong Second Half


Hauppauge, New York, August 5, 2004-Orbit International Corp. (NASDAQ:ORBT), a supplier of military and defense electronics, today announced results for the second quarter and six months ended June 30, 2004.

Operating  results
------------------
For the three months ended June 30, 2004, net sales decreased by less than 1% to $4,364,000 from $4,393,000 for the same period last year. Net income for the quarter decreased to $424,000 or $.14 per diluted share from $457,000 or $.15 per diluted share for the same period last year. However, during the quarter, the Company recorded the final non-cash charge of $55,000 due to the issuance of warrants to its investment banker, EarlyBirdCapital. Exclusive of this non-cash charge, net income for the quarter increased to $479,000 ($.15 per diluted share) compared to $457,000 ($.15 per diluted share) for the prior period.

For the six months ended June 30, 2004, net sales increased 2% to $8,862,000 compared to $8,714,000 for the same period last year. Net income for the six months ended June 30, 2004 increased to $913,000, or $.29 per diluted share compared to $863,000 or $.29 per diluted share for the prior period. Exclusive of the non-cash charge of $94,000 due to the issuance of the aforementioned warrants, net income for the six months ended June 30, 2004 increased to $1,007,000 ($.32 per share) compared to $863,000 ($.29 per share) compared to the prior period.

The Company also reported a strong balance sheet. At June 30, 2004, total current assets were $12.4 million versus total current liabilities of $2.5 million-a 5.0 to 1 current ratio.

The Company also announced its backlog at June 30, 2004 was approximately $11.0 million compared to $9.3 million a year ago principally due to the timing of the receipt of several large contracts. Furthermore, the current year backlog does not include $3,000,000 of anticipated orders, previously announced, from a customer for which the Company has been authorized to procure material.

Dennis Sunshine, President and Chief Executive Officer commented, "We are pleased with our operating results for the second quarter and six months ended June 30, 2004. We recorded, during the current period, the final non-cash charge due to the issuance of warrants to our investment banker and with our backlog up considerably from last year, we are looking for a strong second half of 2004 and we remain comfortable with our 2004 guidance."

Sunshine continued, "Our business remains strong and both of our operating segments are continuing to pursue a significant amount of new business opportunities as well as repeat orders on existing business. We remain confident that revenue growth will continue in 2004 and will realize incremental profitability once again through cost containment. We are continuing to explore accretive acquisition opportunities that are compatible with our existing operations and we are hopeful to complete one by the end of 2004."

Investors  Conference  Call
---------------------------

The Company will hold a conference call for investors today, August 5, 2004, at 11:00 a.m. (EDT). U.S. based investors should phone: 1-888-896-0863 and use the conference code: 4982378. Overseas investors should phone: 1-973-582-2703 and use the 4982378 conference code. Investors are requested to dial in 5 to 10 minutes before the 11:00 a.m. (EDT) starting time.

For those who cannot listen live, a replay will be available starting 1:00 p.m.(EDT) today and until August 7, 2004 at 6:00 p.m. (EDT). For the replay, U.S. based investors should phone 1-877-519-4471 and use the conference code:
4982378. Overseas investors should phone: 1-973-341-3080 and use the 4982378 conference code.

Orbit International Corp., based in Hauppauge, New York, is involved in the manufacture of customized electronic components and subsystems for military and nonmilitary government applications. Its Behlman Electronics, Inc. subsidiary manufactures and sells high quality commercial power units, AC power sources, frequency converters, inverters, uninterruptible power supplies and associated analytical equipment. The Behlman custom division designs, manufactures and sells power units and electronic products for military and high-end industrial usage. For a more detailed discussion of the risks inherent in the Company's business, the reader is referred to the Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.

This  press  release  contains forward-looking statements, within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding the Company's expectations for a strong second half of 2004, its comfort with its 2004 guidance, expectations that revenue growth will continue in 2004 and incremental profitability will be realized, and an accretive acquisition will be completed by the end of 2004. These forward-looking statements involve known and unknown risks, uncertainties and other factors that could cause the actual future results of the Company to be materially different from such forward looking statements. Factors that might result in such differences include, without limitation, current economic conditions and military conflicts, variable market conditions and changing needs of the defense sector and the Company's customers. The forward-looking statements contained in this press release speak only as of the date hereof. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's reports and registration statements filed with the Securities and Exchange Commission.

                            ORBIT INTERNATIONAL CORP
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (In thousands, except per share data)




                               Three Months Ended      Six Months Ended
                                    June 30                June 30
                                 2004     2003          2004     2003
                                 ----     ----          ----     ----

Net  sales                    $ 4,364   $ 4,393      $ 8,862   $ 8,714

Cost  of  sales                 2,463     2,358        4,956     4,910
                               -------   ------       ------    ------

Gross  profit                   1,901     2,035        3,906     3,804

Selling,  general  and
  administrative  expenses      1,503     1,600        3,042     2,996

Interest  expense                 -           1            1         8

Investment  and other income      (26)      (23)         (50)      (63)
                               ------       ----        -----     -----
Net  income  before  taxes        424       457          913       863

Income  tax                        -       -              -         -
                                ------    -----          -----   -----
Net  income                       424       457          913       863

Basic  earnings  per  share    $ 0.15    $ 0.17        $ 0.33   $ 0.32

Diluted  earnings  per  share  $ 0.14    $ 0.15        $ 0.29   $ 0.29

Weighted  shares  outstanding:

     Basic                      2,770     2,713        2,768     2,683

     Diluted                    3,096     3,053        3,104     2,997





                            ORBIT INTERNATIONAL CORP
                         CONSOLIDATED BALANCE SHEET DATA

                                                       6/30/04        12/31/03
                                                       -------        --------
ASSETS
Current  assets
     Cash  and  cash  equivalents                $    1,870,000       $ 797,000
     Investments  in  marketable  securities            108,000          55,000
     Accounts  receivable,  less  allowance
       for doubtful accounts                          2,081,000       2,615,000
     Inventories                                      7,741,000       7,077,000
     Other  current  assets                             187,000         158,000
     Deferred tax asset                                 414,000         390,000
                                                  -------------    ------------

          Total current assets                       12,401,000      11,092,000

Property  and  equipment,  net                          156,000         164,000
Goodwill                                                868,000         868,000
Other  assets                                           978,000         869,000
Deferred tax asset                                      200,000         200,000
                                                     ----------       ---------

          Total  assets                              14,603,000      13,193,000

LIABILITIES  AND  STOCKHOLDERS'  EQUITY
Current  liabilities
     Current  portion  of  long  term
       obligations                                       76,000         149,000
     Accounts  payable                                1,178,000         759,000
     Accrued  expenses                                1,078,000       1,094,000
     Customer  advances                                  50,000            -
     Deferred  income                                    85,000          85,000
                                                     ----------      ----------

          Total  current  liabilities                 2,467,000       2,087,000

Deferred  income                                        641,000         684,000
Long-term obligations                                    25,000          30,000
                                                      ---------       ---------

          Total  liabilities                          3,133,000       2,801,000

Stockholders'  Equity
     Common  stock                                     406,000          403,000
     Additional  paid-in  capital                   24,816,000       24,583,000
     Unearned  compensation                            (70,000)            -
     Treasury  stock,  at  cost                     (9,850,000)      (9,850,000)
     Accumulated  deficit                           (3,831,000)      (4,744,000)
     Accumulated  other  comprehensive  loss            (1,000)           -
                                                   -----------       -----------
          Stockholders' equity                      11,470,000        10,392,000

          Total  liabilities  and
            stockholders'  equity                   14,603,000        13,193,000


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:     August  5,  2004


                              Orbit  International  Corp.


                                By:  /s/  Dennis  Sunshine
                                     ---------------------
                                Dennis  Sunshine
                                Chief  Executive  Officer  and  President